SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) - February 25,
1997


NORTH  FORK BANCORPORATION, INC.
(Exact name of Registrant as specified in its charter)


Delaware				                    1-10458		         36-3154608
(State or other jurisdiction			(Commission		    	(IRS Employer
    of incorporation)		 	      File Number)		  	Identification No.)


   275 Broad Hollow Road
     Melville, New York								                        11747
(Address of principal executive offices)						      (Zip Code)



Registrant's telephone number, including area code:
(516) 844-1004

   Item 5.   Other Events


	On February 25, 1997, North Fork Bancorporation, Inc. issued a press release announcing that its Board of Directors approved a two-for-one common stock split, subject to the approval of an increase in the Registrant's authorized common stock to 200 million shares from 50 million shares by its shareholders at its Annual Meeting of Stockholders to be held on April 22, 1997.

Item 7.  Financial Statement and Exhibits


	(c)     	The following Exhibit is filed with this Current
Report on Form 8-K:




Exhibit
Number            	Description
 99		             	Press Release of North Fork Bancorporation, Inc., dated
                			February 25, 1997.

EXHIBIT INDEX

Exhibit
Number		Description
99		   	Press Release of North Fork Bancorporation, Inc., dated
	     		February 25, 1997.

					SIGNATURE

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:	February 28, 1997




					NORTH FORK BANCORPORATION, INC.

					By:/s/Daniel M. Healy
					      Daniel M. Healy
					      Executive Vice President and
					      Chief Financial Officer

Exhibit 99



FOR IMMEDIATE RELEASE			Contact:  Daniel M. Healy
				                                Executive Vice President &
			  	                                Chief Financial Officer







	NORTH FORK BANCORPORATION ANNOUNCES
	A TWO-FOR-ONE STOCK SPLIT




		Melville, N.Y. - February 25, 1997 - The Board of Directors of
North Fork Bancorporation, 	Inc. (NYSE:NFB) approved a
two-for-one common stock split, subject to the approval of an increase in the Company's authorized common stock to 200 million shares from 50 million shares by its shareholders at the annual meeting scheduled for April 22, 1997. If the shareholder proposal is approved, the new shares will be distributed on May
15, 1997 to shareholders of record on April 25, 1997.  North
Fork currently has approximately 33 million shares outstanding.



		John Adam Kanas, Chairman, President and Chief Executive
Officer, said, "The 	stock split provides added liquidity and
encourages a wider distribution for our shares."



		North Fork Bancorporation, Inc. with total assets of $5.8
billion, deposits of $4.5 	billion and stockholders' equity of
$457.5 million, is the holding company of North Fork Bank operating 82 branches in the New York metropolitan area.